Exhibit 99.1

IMDX ANNOUNCES $26.0 MILLION REGISTERED DIRECT OFFERING

NASHVILLE, Tenn., Feb. 11, 2026 (GLOBE NEWSWIRE) — Insight Molecular Diagnostics Inc., (Nasdaq: IMDX), (“iMDx” or the “Company”), today announced that it has entered into definitive agreements with certain institutional investors for the purchase and sale of an aggregate of 4,525,976 shares of its common stock, no par value per share (or pre-funded warrants in lieu thereof) at an offering price of $5.75 per share in a registered direct offering. The purchase price per pre-funded warrant is identical to the purchase price per share of common stock, less the exercise price of $0.0001 per share. The offering is expected to close on February 12, 2026, subject to the satisfaction of customary closing conditions.

Lake Street Capital Markets, LLC is acting as the sole placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $26.0 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes, including but not limited to research and development in the transplantation category.

Proceeds from the offering will allow the company to invest in research and development with the goal of expanding its GraftAssure product offering beyond kidney transplant rejection testing into other organs, and most immediately, into heart transplant rejection testing.

Bio-Rad Laboratories, Inc., a significant shareholder of iMDx, participated in the offering on the same terms as the other investors in the offering.

The securities described above are being offered and sold by the Company in a registered direct offering pursuant to a “shelf” registration statement on Form S-3 (File No. 333-281159) that was filed with the Securities and Exchange Commission (the “SEC”), on August 1, 2024, which was declared effective by the SEC on August 7, 2024. The offering of the securities in the registered direct offering is being made only by means of a base prospectus and prospectus supplement that forms a part of the effective registration statement. A final prospectus supplement and the accompanying base prospectus relating to the registered direct offering will be filed with the SEC and will be available on the SEC’s website at www.sec.gov. Electronic copies of the final prospectus supplement and the accompanying base prospectus may also be obtained, when available, from Lake Street Capital Markets, LLC at 121 S 8th St Suite 1000, Minneapolis, MN, 55402, by phone at (612) 326-1305 or e-mail at prospectus@lakestreetcm.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About Insight Molecular Diagnostics, Inc.

Insight Molecular Diagnostics is a pioneering diagnostics technology company whose mission is to democratize access to novel molecular diagnostic testing to improve patient outcomes. Investors may visit https://investors.imdxinc.com/ for more information.

GraftAssureCore™, GraftAssureIQ™, GraftAssureDx™, VitaGraft™, GraftAssure™, DetermaIO™, and DetermaCNI™ are trademarks of Insight Molecular Diagnostics Inc.

Forward-Looking Statements

Any statements that are not historical fact (including, but not limited to, statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects,” “estimates,” “may,” and similar expressions) are forward-looking statements. These statements include those pertaining to the consummation of the offering and the satisfaction of customary closing conditions related to the offering, and the use of proceeds therefrom. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of diagnostic tests or products, uncertainty in the results of clinical trials or regulatory approvals, the capacity of Insight Molecular Diagnostics’ third-party supplied blood sample analytic system to provide consistent and precise analytic results on a commercial scale, potential interruptions to supply chains, the need and ability to obtain future capital, maintenance of intellectual property rights in all applicable jurisdictions, obligations to third parties with respect to licensed or acquired technology and products, the need to obtain third party reimbursement for patients’ use of any diagnostic tests Insight Molecular Diagnostics or its subsidiaries commercialize in applicable jurisdictions, and risks inherent in strategic transactions such as the potential failure to realize anticipated benefits, legal, regulatory or political changes in the applicable jurisdictions, accounting and quality controls, potential greater than estimated allocations of resources to develop and commercialize technologies, or potential failure to maintain any laboratory accreditation or certification. Actual results may differ materially from the results anticipated in these forward-looking statements and accordingly such statements should be evaluated together with the many uncertainties that affect the business of Insight Molecular Diagnostics, particularly those mentioned in the “Risk Factors” and other cautionary statements found in Insight Molecular Diagnostics’ SEC filings, which are available from the SEC’s website, and market and other conditions. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they were made. Insight Molecular Diagnostics undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Investor Contact:

Alexandra Grossman

LifeSci Advisors LLC

alex@lifesciadvisors.com